Exhibit 10.5

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE PAYEE HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

ROY A. SCIACCA
SENIOR PROMISSORY NOTE

Original Principal Amount: U.S. $455,000	Issuance Date: April 4, 2008

FOR VALUE RECEIVED, the undersigned, ROY A. SCIACCA (the “Payor”), hereby promises to pay, subject to and in accordance with the terms and conditions of this Note, to Global Realty Development Corp. (the “Payee”) the principal sum of FOUR HUNDRED FIFTY-FIVE THOUSAND DOLLARS ($455,000) (the “Principal Amount”) in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, on the first to occur of the following dates: (i) June 18, 2008 (the “Maturity Date”), (ii) any date before the Maturity Date on which the Payor, at his sole election, prepays this Note in whole (the “Prepayment Date”) or (iii) any other date on which any Principal Amount of, or accrued unpaid interest on, this Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Prepayment Date or Maturity Date (the "Acceleration Date").  Notwithstanding the foregoing promise to pay the Principal Amount, the Payor shall have the option to cancel this Note in accordance with the terms of Section 1 below.

This Note is being issued in connection with the Second Addendum to Rescission Agreement for Acquisition of SMS Text Media, Inc. dated April 4, 2008 (the “Amended Rescission Agreement”).

1.           Option to Return Global Shares or Pay Principal Amount. The Payor, at his sole election, shall have the option to transfer to the Payee an aggregate of 3,033,334 shares of common stock in Global Realty Development Corp. (the “Global Shares”) by the Maturity Date in lieu of paying the Principal Amount of this Note in full by the Maturity Date. For purposes of determining the Principal Amount of this Note, the 3,033,334 Global Shares shall be valued at $0.15 per share. If the Payor transfers all 3,033,334 Global Shares by the Maturity Date, then the Payee shall promptly return the originally signed version of this Note to the Payor to be canceled. If the Payor has not transferred to the Payee all 3,033,334 Global Shares by the Maturity Date, then the Payor shall continue to be obligated to pay the Principal Amount of this Note, including any unpaid and accrued interest after the Maturity Date.

2.           Payment of Principal Amount; Interest.

2.1            The Principal Amount of this Note outstanding shall bear no interest and shall be paid in cash on the earliest to occur of (i) the Maturity Date, (ii) the Prepayment Date, or (iii) the Acceleration Date.  In the event the Note is not paid when due, the Note shall carry a penalty and begin to accrue simple interest on an annual basis (the "Penalty Rate") of sixteen percent (16%) until the Note is paid.  Interest is payable monthly on the last day of each month.

2.2            All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

2.3            In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest, if any, at the Penalty Rate shall continue to accrue on any Principal Amount so effected until the payment thereof on such extended due date.

3. Security and Ranking. This Note shall be senior debt issued pursuant to the Amended Rescission Agreement and senior to all other indebtedness of the Payor.

4. Optional Prepayment.  The Principal Amount of this Note may be prepaid in whole or in part at any time, at the sole election of the Payor.

5. Covenants of Payor.

Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

5.1. Payor shall immediately repay this Note in full, including all accrued interest thereon, upon receipt by the Payor of an aggregate amount of at least $400,000 in gross proceeds from (i) the Payor’s sale, transfer or assignment in any way of any Global Shares, or (ii) the creation of any debt obligation by Payor, other than the Note attached as Exhibit F to the Amended Rescission Agreement.

5.2. Any gross proceeds, cash flow, profits, assets, or income received by the Payor with respect to any transaction involving the Global Shares may only be used to repay this Note.

5.3. Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

5.4. Payor shall not create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, or security interest, mortgage, deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) with respect to the Global Shares.

5.5. Payor shall not issue any debt or other instrument which would give the holder thereof, directly or indirectly, rights that are senior or superior to any right of the Payee, except as expressly permitted herein.

5.6. Payor agrees that any recourse to Payor under any permitted indebtedness incurred after the issuance date of this Note shall be subordinated to the claims of Payee.

6.	Events of Default. Each of the following events shall constitute an "Event of Default":

6.1. Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing;

6.2. Payor fails to pay the Principal Amount, or interest on, or any other amount payable under this Note as and when the same becomes due and payable;

6.3. A final judgment for the payment of money in excess of $100,000 is entered against Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within sixty (60) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal;

6.4. Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 6.3 above), and such default continues uncured for a period of thirty (30) days then, upon the occurrence of any such Event of Default under this Section and any of the sections above and at any time thereafter, Payee shall have the right (at Payee's option), upon delivery of written notice to Payor which expressly identifies the nature of default under this Section or any of the sections above, to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

6.5. Payor fails to pay the Principal Amount, or interest on, or any other amount payable under this Note as and when the same becomes due and payable.

6.6. Any event of default occurs on any other senior indebtedness of Payor or any other indebtedness to which the Payor is a guarantor.  Any default occurs under any indebtedness of the Payor that results in redemption of or acceleration prior to maturity of $500,000 or more of such indebtedness in the aggregate.

6.7. Payor issues any debt or other instrument which would give the holder thereof, directly or indirectly, a right in any asset of Payor that are senior or superior to any right of the Payee in or to such assets, other than as expressly permitted herein.

7.	Replacement of Note.

7.1. In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at his sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen.  In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof.  Any replacement Note so issued shall be in the same outstanding Principal Amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

7.2. Every Note issued pursuant to the provisions of Section 7.1 above in substitution for this Note shall constitute an additional contractual obligation of the Payor.

8. Suits for Enforcement and Remedies.  If any one or more Events of Default shall occur and be continuing, the Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of Payee.  No right or remedy herein or in any other agreement or instrument conferred upon Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

9. Unconditional Obligation; Fees, Waivers, Other.

9.1. Except as provided in Section 1 of this Note, the obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

9.2. If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all reasonable costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

9.3. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

9.4. This Note may not be modified or discharged (other than by payment or exchange) except by a writing duly executed by Payor and Payee or as otherwise provided in the Purchase Agreement.

9.5. Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

10. Restriction on Transfer.  This Note has been acquired for investment, and this Note has not been registered under the securities laws of the United States of America or any state thereof.  Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

11. Intentionally Deleted.

12. Miscellaneous.

12.1. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

12.2. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth below or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note:

IF TO PAYEE:                                      Global Realty Development Corp.
Attn: Robert D. Kohn, Chief Executive Officer
11555 Heron Bay Boulevard Suite 200
Coral Springs, Florida 33076
Telephone:  (954) 509-9830
Fax:  (954-603-0522)

With a copy to:                                     Richardson & Patel LLP
Attention: Addison K. Adams, Esq.
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Telephone: (310) 208-1182
Fax: (310) 208-1154

IF TO PAYOR:                                    Roy A. Sciacca
_______________________
_______________________
_______________________
Telephone:  _____________
Fax: ___________________

12.3. This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of Florida without giving effect to the choice of laws rules thereof.

12.4. This Note shall bind Payor and its successors and assigns.

SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE TO
ROY A SCIACCA SENIOR PROMISSORY NOTE DATED APRIL 4, 2008

  ROY A SCIACCA

  By:       _______________________________
               Roy A. Sciacca